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                                                                   EXHIBIT 10.27

                              DOMINION HOMES, INC.

                       ENDORSEMENT SPLIT DOLLAR AGREEMENT

THIS AGREEMENT, effective January 1, 2003, is made this 20/th/ day of December, 2002, by and between Dominion Homes, Inc. ("Company") and Douglas G. Borror who is an employee of Company ("Insured").

WHEREAS, the Company and the Insured previously entered into a split-dollar agreement dated January 15, 2001 ("Prior Arrangement"); and

WHEREAS, due to changes in the laws governing split-dollar arrangements, the Company and the Insured want to revise the Prior Arrangement; and

WHEREAS, the Company wants to provide death benefit protection if the Insured dies while actively employed and if other conditions described in this Agreement are met; and

WHEREAS, the Company and the Insured have agreed to substitute this agreement for the Prior Agreement and the Insured has transferred to the Company his or her ownership rights in the policy subject to the Prior Agreement;

NOW, THEREFORE, in consideration of the premises and mutual promises described below, the parties agree to cancel the Prior Arrangement, subject to the following terms:

1. Policy Title and Ownership. By entering into this Agreement, the Insured surrenders all rights under the Prior Arrangement and under the policy (or policies) through which the Prior Arrangement was funded and agrees to execute all documents required to transfer that interest to the Company. Title and ownership of the policies described in Attachment A to the Agreement ("Policies") will reside in the Company for its use and for the use of the Insured, all in accordance with this Agreement. The Company will not borrow against or withdraw from the policy cash values.

2. Beneficiary Designation Rights. The Insured (or his or her assignee) will have the right and power to designate a beneficiary or beneficiaries to receive his or her share of the proceeds payable on his or her death and to elect and change a payment option for such beneficiaries but subject to any right or interest the Company may have in such proceeds as provided in this Agreement.

3. Policy Dividends. Any dividend declared on the Policy will be applied to purchase additional paid-up insurance on the Insured's life.

4. Premium Payments. For periods during which the Policy is outstanding, premiums will be paid as follows:

     (a)  The Company will pay all premiums due.

     (b) On or before the date it is due (or within any grace period provided under the Policy), the Company will pay to the Insurer the full amount of each Policy premium due and, if asked to do so, will give the Insured evidence that these premiums have been paid.

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     (c)  If any Policy contains any disability waiver of premium or mortality charge provision, neither the Insured nor the Company will be required to pay any Policy premium for any period that waiver is in effect.

     (d) As of the end of each calendar year, the Company will give the Insured a statement of any taxable income arising under this program. The Insured is solely responsible for calculating and paying his or her income tax liability on this income.

5.   Division of Death Proceeds of Policy

     (a) Subject to the terms of paragraph 5(b), the Company will be entitled to an amount equal to the cumulative premiums paid as of the date of death or, if greater, the policy's cash value determined as of the date of death. Such cash value will include any outstanding dividend accumulations and the cash value of any paid-up additions and any postmortem dividends determined as of the date of death.

     (b) (1) Despite paragraph 5(a), the Company will irrevocably waive its right to receive the amounts described in paragraph 5(a) if the Insured dies while actively employed but:

               (i) After both (A) completing at least 10 years of participation (calculated from January 1, 1999) and (B) the Company's net worth (calculated by applying standard accounting principles) first exceeds $100,000,000; or

               (ii) After a "change of control" [as defined in paragraph 5(c)] occurs; and

          (2) The Insured dies while actively employed but after reaching age 55; or

          (3) For any other reason, the Company decides to waive its interest in the Policy.

     (c) For purposes of this Agreement, "Change of Control" means the occurrence of the first of any of the following events:

          (1) Douglas Borror and David Borror both cease to be members of Company's Board of Directors; or

          (2) Any direct or indirect acquisition by a "person," including a "group" [as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Act")] after which the "person" or "group" is the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 40 percent of the combined voting power of the Company's then outstanding securities; provided, however, that "person" or "group" will not include (i) the Company, (ii) any entity under common control with the Company [within the meaning of Section 414 of the Internal Revenue Code of 1986 ("Code")], (iii) BRC Properties Inc. or any

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          of its shareholders or members of the family [as defined in Code
          (S)318] of Donald Borror or [iv] any employee benefit plan of any entity described in Section 5(c)(2)(i), (ii) and/or (iii) of this definition; or

          (3) The adoption or authorization by the shareholders of the Company of a definitive agreement or a series of related agreements (i) for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of that merger or other business combination own less than 50 percent of the voting power in the entity immediately after the effective date of that merger or other business combination; or (ii) for the sale or other disposition of all or substantially all of the assets of the Company; or

          (4) The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company.

6.   Limits on Insured's Rights in the Policy.

     (a) Except as specifically provided in this Agreement, the Insured may not sell, assign, transfer, borrow against, surrender or cancel his or her rights under the Policy or change the dividend election described in paragraph 3 without the Company's written consent.

     (b) Regardless of any other provision of this Agreement, the Employee may absolutely and irrevocably transfer his or her rights under the Policy to a donee, subject to the terms of paragraph 5.

7.   Collection of Death Benefits.

     (a) If the Insured dies while the Policy is in effect and while he or she is actively employed, the Insured's beneficiary will receive a death benefit equal to the amount specified in Attachment B. Subject to paragraph 5, the balance of any death benefit payable under any Policy will be paid to the Company. The Company will cooperate with the named beneficiary to take any action necessary to collect the death benefit under the Policy. This Agreement will terminate when that benefit has been collected and paid as provided in this paragraph.

     (b) If the Insured terminates employment for any reason other than death, no death benefit will be paid under the Policy and the Company will surrender the Policy and be solely entitled to all value associated with that Policy.

8. Cash Surrender Value. The Company will be entitled to an amount equal to the policy's cash value, determined as of the date of surrender less any indebtedness and interest on such indebtedness determined as of the date of surrender. Such cash value will include any outstanding dividend accumulations or cash value of any paid-up additions determined as of the date of surrender.

9. Termination of Agreement During the Insured's Lifetime. This Agreement will automatically terminate if the Insured terminates employment for any reason other than death before the Policy is distributed to him or her.

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10.  Insurer Not a Party. The Insurer is not a party to this Agreement and has no obligation or duty under this Agreement and will have fully discharged its obligations by paying benefits under the terms of the Policy. No provision of this Agreement or any modification or amendment of this Agreement will, in any way, be construed as enlarging, changing or in any way affecting the Insurer's obligations.

11. Named Fiduciary, Determination of Benefits, Claims Procedure and Administration.

     (a) The Company is the named fiduciary under this Agreement and has authority to control and manage the operation and administration of this Agreement and must establish a funding policy and method consistent with the objectives stated in this Agreement.

     (b) The Company will apply the following claims procedure to resolve any disputes under this Agreement.

          (i) Filing Claims. The Insured or his or her beneficiary may file a claim for Plan benefits with the Company.

          (ii) Notification to Claimant. If a claim is wholly or partially denied, the Company will send a written notice of denial to the claimant. This notice must be sent within 90 days after receipt of the claim, must be written in a manner calculated to be understood by the claimant and must include (A) the specific reason or reasons for which the claim was denied, (B) specific reference to pertinent Plan provisions, rules, procedures or protocols upon which the Company relied to deny the claim, (C) a description of any additional material or information that the claimant may file to perfect the claim and an explanation of why this material or information is necessary and (D) a description of the steps the claimant may take to appeal an adverse determination including a statement of the claimant's right to bring an action under ERISA after all appeals have been exhausted.

          (iii) Review Procedure. If a claim has been wholly or partially denied, the affected claimant, or his or her authorized representative may (A) request that the Company reconsider its initial denial by filing a written appeal no more than 60 days after receiving written notice that all or part of the initial claim was denied, (B) review pertinent documents and other material upon which the Company relied when denying the initial claim, and (C) submit a written description of the reasons for which the claimant disagrees with the Company's initial adverse decision. An appeal of an initial denial of benefits and all supporting material must be made in writing and directed to the Company. The Company is solely responsible for reviewing all benefit claims and appeals and taking all appropriate steps to implement its decision.

          (iv) Decision on Review. The Company will render its decision within 60 days of receiving a benefit appeal. However, if special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) require additional time, this decision will be rendered as soon as possible, but, not later than 120 days after receipt of the claimant's written

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          appeal and only if the Company notifies the claimant, in writing, that it needs more time to review an appeal and why that additional time is needed. The Company's decision on review will be sent to the claimant in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, specific references to the pertinent Plan provisions, rules, procedures or protocols upon which the Company relied to deny the appeal and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents relevant to the claim and a statement regarding the claimant's right to bring an action under ERISA.

12. Amendment. This Agreement may not be amended, altered or modified except by the written agreement of each party or their respective successors or assigns and may not be terminated except under the terms specifically provided in this Agreement.

13. Binding Effect. This Agreement is binding upon and will inure to the benefit of the Company and its successors and assigns and to the Insured and his or her successors, assigns, heirs, executors, administrators and beneficiaries.

14. Notices. Any notice, consent or demand made under this Agreement must be written and signed by the party issuing it. If a notice, consent or demand is mailed, it must be sent by United States certified mail, postage prepaid, addressed to the recipient's last known address. The date any notice, consent or demand is mailed will be treated as the date it is given.

15. Mutual Cooperation. Each party agrees to perform all acts contemplated under this Agreement and the Policy.

16. Governing Law. This Agreement, and all rights arising under it, will be governed by the laws of the United States and, where applicable, by the laws of Ohio.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

Dominion Homes, Inc

          By: /s/ Robert A. Meyer, Jr.
             -----------------------------------

          Date Signed: 12/20/2002
                      --------------------------
/s/ Douglas G. Borror
------------------------------------------------

Douglas G. Borror

          Date Signed: 12/20/2002
                      --------------------------

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                                  ATTACHMENT A

                                       TO

                              DOMINION HOMES, INC.

                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

                                       FOR

                                Douglas G. Borror

                            IDENTIFICATION OF POLICY

The Policy that is the subject of this Agreement is Policy Number 1Y000800 and will be purchased from the New England Financial Life Insurance Company ("Insurer") in the amount of $8,500,000.

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                                  ATTACHMENT B

                                       TO

                              DOMINION HOMES, INC.

                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

                                       FOR

                                Douglas G. Borror

                   DEATH BENEFIT PAYABLE UNDER THIS AGREEMENT

The death benefit provided under this Agreement will be the aggregate of the amount specified below plus any additional death benefit purchased by application of Policy premiums as provided in paragraph 3 of this Agreement, less the vale of any amount payable to the Company as provided in paragraph 5.

                        Split Dollar Benefit = $8,000,000

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                              DOMINION HOMES, INC.

                              SUPPLEMENTAL SCHEDULE
                                       TO
                       ENDORSEMENT SPLIT DOLLAR AGREEMENT

     The following table shows the amount of the death benefit each executive officer is entitled to under each executive officers' Endorsement Split Dollar Agreement.

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Named Executive Officer                      Death Benefit

--------------------------------------------------------------------------------
Douglas G. Borror                              $8,000,000

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Jon M. Donnell                                 $6,000,000

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David S. Borror                                $1,200,000

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Robert A. Meyer, Jr.                           $  775,000

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Peter J. O'Hanlon                              $  420,000

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     The following table shows the cash compensation paid by the Company to each executive officer upon the execution of the Endorsement Split Dollar Agreement.

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Named Executive Officer                     Cash Compensation

--------------------------------------------------------------------------------
Douglas G. Borror                              $   19,344

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Jon M. Donnell                                 $   11,318

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David S. Borror                                $    3,537

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Robert A. Meyer, Jr.                           $    2,971

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Peter J. O'Hanlon                              $    1,232

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